LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (this “Agreement”) is entered into as of this ____ day of June, 2023 (“Execution Date”), by and between BMR-HAMPSHIRE LLC, a Delaware limited liability company (“Landlord”), and SURFACE ONCOLOGY, INC., a Delaware corporation (“Tenant”).
RECITALS
A.WHEREAS, Landlord and Tenant entered into that certain Lease dated as of May 13, 2016, as amended by that certain First Amendment to Lease dated as of February 28, 2017, as further amended by that certain Second Amendment to Lease dated as of May 22, 2018, as further amended by that certain Third Amendment to Lease dated as of April 30, 2020, as affected by that certain Consent to Sublease dated as of December 16, 2019 and that certain First Amendment to Consent to Sublease dated as of May 11, 2022 (collectively, the “EQRx Sublease Consent”) (as the same may have been amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), whereby Tenant leases from Landlord certain premises on the seventh floor (the “Seventh Floor Premises”) and on the Eighth Floor (the “Eighth Floor Premises,” together with the Seventh Floor Premises, the “Premises”) at 50 Hampshire Street in Cambridge, Massachusetts (the “Building”);
B.WHEREAS, Tenant subleases the Seventh Floor Premises to EQRx, Inc. (“EQRx”) pursuant to that certain Sublease dated as of December 16, 2019, as amended by that certain First Amendment to Sublease dated as of July 9, 2020, as further amended by that certain Second Amendment to Sublease dated as of May 11, 2022, as affected by the EQRx Sublease Consent (collectively, the “EQRx Sublease”); and
C.WHEREAS, Landlord and Tenant desire to terminate the Lease on September 15, 2023 (as such date may be extended by Tenant or accelerated by Landlord pursuant to Section 6, below, the “Termination Date”), subject to and in accordance with the following conditions and provisions.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Surrender Condition. Tenant shall surrender the Eighth Floor Premises on or before the Termination Date in broom clean condition and in the condition otherwise required under the Lease. Landlord acknowledges that Tenant shall have no obligation to remove any improvements or personal property, or leave the space in other than its “as is” condition, with respect to the Seventh Floor Premises on or before the Termination Date because EQRx shall remain in the Seventh Floor Premises in accordance with the Sublease Attornment and Recognition described in Section 7 below. With respect to the Eighth Floor Premises, (a) at least thirty (30) days prior to the Termination Date, Tenant shall deliver to Landlord the Exit Survey (as defined in the Lease) and (b) at least ten (10) days prior to the Termination Date, Tenant shall (i) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws (as defined in the Lease), (ii) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (iii) conduct a site inspection with Landlord. Tenant shall cause the remediation of any recognized environmental conditions set forth in the Exit Survey and compliance with any recommendations set forth in the Exit Survey, and Tenant shall remain responsible for such obligations after Tenant’s surrender of the Premises. Tenant’s obligations under this Section 1 shall survive the termination of the Lease or this Agreement.
1.Execution Fee and Termination Fee. In consideration for the execution and delivery of this Agreement, the sufficiency of which is hereby acknowledged, Tenant shall pay to Landlord as a fee and not a penalty, the sum of $1,595,139.76 (the “Execution Fee”). In consideration for the termination of the Lease prior to the scheduled expiration date in accordance with this Agreement, the sufficiency of which are hereby acknowledged, Tenant shall pay to Landlord as a fee and not a penalty a termination fee equal to $8,404,860.24 (the “Closing Fee”), which is due and payable on or before the Termination Date by wire transfer in immediately available funds. The Execution Fee together with the Closing Fee equals $10,000,000 and shall be referred to herein as the “Termination Fee.” Notwithstanding the provisions of Article 11 of the Lease or anything in the Lease to the contrary, Landlord and Tenant agree that Landlord shall promptly hereafter draw down all of the L/C Security and credit it against the Execution Fee and such amount shall be non-refundable, notwithstanding anything in this Agreement to the contrary.
2.Sale of Tenant Personal Property. As an inducement to Landlord to enter into this Agreement, Tenant agrees to use commercially reasonable efforts, including the engagement of a professional liquidator, to sell or transfer all of Tenant’s furniture, trade fixtures, non-building system equipment and other personal property, in all cases which constitute property of Tenant under the Lease, and located in the Eighth Floor Premises prior to the Termination Date (the “Tenant Personal Property”). For the avoidance of doubt, per Section 17.7 of the Lease, Tenant Personal Property expressly excludes attached equipment, decorations, fixtures and trade fixtures; movable laboratory casework and related appliances; and other additions and improvements attached to or built into the Premises made by either Landlord or Tenant (including all floor and wall coverings, paneling, sinks and related plumbing fixtures; laboratory benches; exterior venting fume hoods; walk-in freezers and refrigerators; ductwork; conduits; electrical panels and circuits; attached machinery and equipment; and built-in furniture and cabinets, in each case, together with all additions and accessories thereto), all of which shall remain property of Landlord and remain in the Premises upon the termination of this Lease. Tenant shall provide to Landlord a list of the Tenant Personal Property that Tenant intends to sell prior to the sale thereof so that Landlord can verify that all such personal property is Tenant Personal Property under the Lease. In addition, Tenant shall obtain any necessary releases of recorded financing statements from Tenant lenders and financing parties to the sale of Tenant Personal Property contemplated herein, including without limitation, from Ankura Company, LLC and K2 Ventures LLC with respect to that certain Consent to Removal of Personal Property dated as of January 14, 2020, or otherwise provide Landlord with reasonable evidence of the discharge of such debt. Tenant shall pay to Landlord all net sale proceeds received by Tenant in connection with the sale of the Tenant Personal Property on or before the Termination Date (the “Personal Property Proceeds”), which obligation shall survive the termination of the Lease or this Agreement with respect to any proceeds received by Tenant after the Termination Date. Tenant makes no promise or guarantee of receiving any Personal Property Proceeds and Landlord acknowledges and agrees that the Tenant may not receive any Personal Property Proceeds from its efforts to sell of transfer the Tenant Personal Property. Tenant shall reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold harmless Landlord Indemnitees (as defined in the Lease) for, from and against any and all Claims (as defined in Lease) arising out of or relating to the sale of the Tenant Personal Property and other actions contemplated by this Section 3.
3.Merger and CFO Affidavit. The Merger (as defined below) shall occur no later than the Termination Date and Tenant shall provide Landlord with an affidavit of Tenant’s Chief Financial Officer in the form attached hereto as Exhibit A dated as of the Termination Date. Prior to filing any Form 8-K with the Securities and Exchange Commission of the United States of America and issuing any press release with respect to this Agreement or the Merger, Tenant shall use reasonable efforts to provide Landlord with a copy of the same for its review.
4.EQRx L/C. Landlord acknowledges that the letter of credit issued for the benefit of EQRx as a Security Deposit under EQRx Sublease has expired. Prior to July 31, 2023, Tenant shall cause EQRx to deliver a valid, unexpired Security Deposit (as defined in the EQRx Sublease) in the amount of $843,813.17 (the “EQRx L/C”) to Tenant. The EQRx L/C shall either list Landlord as beneficiary or list Tenant as beneficiary and shall be delivered to Landlord (if Landlord is listed as beneficiary) or be transferred to Landlord (if Tenant is listed as beneficiary) on the Termination Date in connection with the Sublease Attornment and Recognition (defined in Section 7 of this Agreement). In the event that EQRx is unable to obtain the EQRx L/C prior to July 31, 2023, Tenant shall use all commercially reasonable efforts to cause EQRx to obtain the EQRx L/C prior to the Termination Date and Landlord will use reasonable efforts during such period, if necessary, to negotiate a satisfactory short-term cash security arrangement, pending re-issuance of the EQRx L/C, with EQRx that is acceptable to Landlord in its sole but good faith discretion.
5.Lease Termination. Provided that Tenant has fully satisfied all of its obligations set forth in Section 1, Section 2, Section 3, Section 4 and Section 5 of this Agreement (“Termination Conditions”), and Tenant has paid all Rent due to Landlord under the Lease through the Termination Date, then the Lease shall terminate effective as of 11:59 p.m. Eastern time on the Termination Date (“Lease Termination”). Tenant shall have the right to extend the Termination Date to accommodate the later closing of the Merger one or more times by at least five business days’ prior written notice to Landlord, which extension shall be, in any event, to a date (the “Outside Termination Date”) that is no later than December 31, 2023. Any notice of an extension pursuant to the immediately preceding sentence shall be given promptly after the event giving rise to the extension occurs. Landlord reserves the right to waive any of the Termination Conditions in its sole discretion. In addition, Landlord may accelerate the occurrence of the Termination Date by the giving of at least 10 business days’ prior written notice to Tenant designating a new Termination Date, which new Termination Date shall be on or after July 31, 2023 but in any event prior to the Outside Termination Date; provided, however, that in connection with any such acceleration, Landlord shall waive the conditions set forth in Section 4 above that the Merger shall have occurred prior to the Termination Date and as set forth in Section 5 above requiring the EQRx L/C to have been delivered to Tenant prior to July 31, 2023.
The parties acknowledge and agree that Landlord shall have no obligation to provide any Landlord’s Statement with respect to the calendar year in which the Termination Date occurs. Each party hereby waives any right to a final reconciliation on account of such Landlord’s Statement pursuant to Section 9.3(x) of the Lease, and Tenant hereby waives any further right to contest the amount of Tenant’s Adjusted Share of Operating Expenses or Laboratory Support

Expenses or conduct any audit or review pursuant to Section 9.4 of the Lease. As of the Lease Termination, the Lease shall be fully and finally surrendered and terminated and shall no longer be of any force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination of the Lease.
1.In the event that (A) any of the Termination Conditions have not been satisfied or waived by Landlord on or before the Termination Date (in which case this Agreement shall automatically terminate on the Termination Date), or (B) this Agreement is otherwise terminated by Landlord in accordance with its terms, then, in either case, except for those provisions that, by their express terms, survive the expiration or earlier termination of this Agreement, the Lease shall continue in full force and effect, and Landlord shall refund to Tenant any Closing Fee actually received by Landlord (but in any event not those amounts of the Closing Fee, if any, that were credited towards the Eighth Floor Premises Rent Payments, as defined below, which shall be applied by Landlord towards the Rent for the applicable period of the Term).
2.Eighth Floor Premises Rent Payments. Rent paid by Tenant under the Lease with respect to the Eighth Floor Premises only for the period from August 1, 2023 through the Termination Date (“Eighth Floor Premises Rent Payments”) shall be credited on a dollar-for-dollar basis against the Closing Fee.
3.Sublease Attornment and Recognition. Effective as of the Termination Date, Landlord shall recognize the EQRx Sublease as a direct lease between Landlord and EQRx, and EQRx shall attorn to Landlord, all in accordance with the terms and conditions set forth in the EQRx Sublease Consent (the “Sublease Attornment and Recognition”). The parties acknowledge and agree that the Lease Termination constitutes a termination of the Master Lease (as defined in the EQRx Sublease Consent) for purposes of Section 11 of the EQRx Sublease Consent. Tenant agrees to reasonably cooperate with Landlord in connection with Landlord taking on the obligations of “Sublessor” under the EQRx Sublease, as contemplated herein, including, without limitation, responding to requests for information related to the administration of the EQRx Sublease, which obligation shall survive the termination of the Lease.
4.Representations and Warranties. Tenant hereby represents and warrants that the following statements are true as of the Effective Date and will be true on the Termination Date:
a. Tenant owns and holds the entire interest of Tenant under the Lease;
b. There exist no subleases created by, through or under Tenant affecting the Premises or any part thereof other than the EQRx Sublease, and EQRx and Tenant are not in default of any of their respective obligations under the EQRx Sublease except as expressly noted above with respect to the EQRx L/C, and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either EQRx or Tenant thereunder;
c. Tenant has not assigned or encumbered its interest in the Lease or any part thereof except as provided in the EQRx Sublease;
d. Tenant has no knowledge of any fact or circumstance which would give rise to any claim, demand, action or cause of action arising out of or in connection with Tenant’s occupancy of the Premises. No contracts for the furnishing of any labor or materials with respect to improvements or alterations in or about the Premises have been executed by Tenant or are outstanding that have not been performed and satisfied; and
e. Tenant is under agreement pursuant to a merger agreement (“Merger Agreement”) to consummate a stock for stock merger to effectuate the sale of Tenant’s business (“Merger”). A summary of the material financial terms of such transaction has been provided to Landlord, which summary is true and correct in all material respects. Tenant shall promptly notify Landlord if the Merger Agreement terminates prior to the occurrence of the Merger for any reason. Upon receipt of a notice as described in the immediately preceding sentence, Landlord shall have the right, but not the obligation, to terminate this Agreement by written notice to Tenant.
Tenant shall reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold harmless Landlord Indemnitees (as defined in the Lease) for, from and against any and all Claims (as defined in Lease) arising out of or resulting from any breach by Tenant of the representations and warranties made herein, or from any lien, charge, encumbrance or Claim against the Premises from persons claiming by, through or under Tenant, which indemnification obligation shall survive the Lease Termination.
1.Access. Effective as of the Execution Date, Landlord shall have access to the Premises for purposes of showing the Premises to prospective tenants and others upon twenty-four hours’ prior notice to Tenant (which may be by email to the address set forth herein) and EQRx (which may be by email to the address set forth in the EQRx Sublease Consent), and otherwise in accordance with the access provisions of Section 14.4 of the Lease.
2.Reservation of Rights. Regardless of whether the Lease terminates or not pursuant to this Agreement, Landlord does not waive, and hereby reserves, any rights and/or remedies that Landlord may have under the Lease or at law or in equity arising from any default of Tenant under the Lease.
3.Release of Rights. As of Lease Termination, Tenant fully and unconditionally releases, cancels, annuls, rescinds, discharges, disclaims, waives and releases any and all rights and benefits Tenant may have under the Lease arising from and after Lease Termination. Landlord and Tenant hereby certify to each other that, as of the date hereof, to their respective actual knowledge, without inquiry, neither party is in default of the Lease.
4.Quitclaim. To the extent, if any, that the Lease gives Tenant any right, title or interest in or to the Premises, Tenant does hereby remise, release and quitclaim to Landlord such right, title or interest in or to the Premises as of the Lease Termination and shall execute and deliver to Landlord any documentation reasonably requested by Landlord to effect or document such remise, release and quitclaim.
5.Attorneys’ Fees. Except as otherwise expressly set forth in this Agreement, each party shall pay its own costs and expenses incurred in connection with this Agreement and such party’s performance under this Agreement, provided, that if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Agreement, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).
6.Integration. The terms of this Agreement are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included in this Agreement, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.
7.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Agreement shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors, assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment and subletting.

8.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the Commonwealth of Massachusetts’ conflict of law principles.
9.Authority. Tenant warrants and represents that the execution and consummation of this Agreement have been duly authorized by all appropriate company action, and the individual or individuals signing this Agreement have the power, authority and legal capacity to sign this Agreement on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
10.Counterparts. This Agreement may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
11.Amendment. No provision of this Agreement may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.
12.Waiver of Jury Trial. To the extent permitted by applicable laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Agreement, Tenant’s use or occupancy of the Premises or any claim of injury or damage related to this Agreement or the Premises.
13.Facsimile and PDF Signatures. A facsimile or portable document format (PDF) signature on this Agreement shall be equivalent to, and have the same force and effect as, an original signature.
14.Voluntary Agreement. The parties have read this Agreement and the mutual releases contained in it, and have freely and voluntarily entered into this Agreement.
15.Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.
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IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed Massachusetts instrument as of the day hereinabove first written.
LANDLORD:
BMR-HAMPSHIRE LLC,
a Delaware limited liability company

By:
Name:
Its:

TENANT:
SURFACE ONCOLOGY, INC.,
a Delaware corporation

By:
Name:
Its:

EXHIBIT A

OFFICER’S AFFIDAVIT

__________ __, 2023
The undersigned ______________________, in his or her capacity as Chief Financial Officer, of Surface Oncology, Inc. a Delaware limited liability company (“Tenant”), hereby certifies as follows:

1.That Tenant has entered into a lease termination agreement dated as of June __, 2023 (the “Lease Termination Agreement”), with BMR-Hampshire LLC, a Delaware limited liability company (“Landlord”), with respect to premises located at 50 Hampshire Street in Cambridge, Massachusetts.

1.That there are no judgments or decrees or attachments or orders of any court or officer for the payment of money against the Tenant to which it is a party, unsatisfied or not cancelled of record in any of municipal, state or federal courts, or elsewhere, or any suit or proceeding pending anywhere affecting Tenant, and that any judgments found of record against any person or entity under the name or names of the Tenant are not against the Tenant but against another person or entity of similar name; that no proceedings in bankruptcy have ever been instituted by or against the Tenant, nor has the Tenant made any general assignment or assignments for the benefit of creditors; and that the Tenant has assets greater in value than its liabilities and is otherwise solvent.

1.That the execution, delivery and performance of the Lease Termination Agreement did not and will not result in a violation or breach of or constitute a default under any court order, writ, judgment or decree issued by any competent judicial, quasi-judicial, or other governmental body, agency or authority, and further will not result in a violation or breach of or constitute a default under any mortgage, contract, agreement, or other instrument by which the Tenant may be bound or by which any of its assets may be bound.

1.That the financial statements and other documentation submitted to Landlord by or on behalf of Tenant in connection with the Lease Termination Agreement evidencing Tenant’s solvency were then true, accurate and complete in all material respects, and that there has been no material adverse change in the financial affairs of Tenant subsequent to the submission of such financial statements and other documentation to Landlord.

This Affidavit is made effective for all purposes and in all respects as of the date first appearing above (the “Effective Date”) to induce Landlord to enter into the Lease Termination Agreement, knowing full well that Landlord relies upon the truth of the statements in this Affidavit in the entering into the Lease Termination Agreement.

IN WITNESS WHEREOF the undersigned are executing this Affidavit to be effective for all purposes and in all respects as the Effective Date.

By:_______________________________
______________, Chief Financial Officer

COMMONWEALTH OF MASSACHUSETTS
______________, ss.
On this ____ day of __________, __________, before me, the undersigned notary public, personally appeared _______________, proved to me through satisfactory evidence of identification, which were __________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he or she signed it voluntarily for its stated purpose in his or her capacity as Chief Financial Officer of Surface Oncology, Inc.
______________________________
(official signature and seal of notary)
Name: ________________________
My commission expires: ___________]